Exhibit 10.2

HARTE-HANKS, INC.
RESTRICTED STOCK AWARD

Unless otherwise defined in this Restricted Stock Award (this “Award Document”), all capitalized terms used in this Award Document will have the same meanings ascribed to them in the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan (as may be amended, the “Plan”).

Pursuant to Article VIII of the Plan, you have been granted shares of restricted Common Stock on the following terms and subject to the provisions of the Plan, which are incorporated by reference.  In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:	[name]

Total Number of Shares Granted:	[#####]

Grant Date:	[date]

Fair Market Value per Share on Grant Date:	$[ ]

Vesting Schedule:	Subject to the terms of Exhibit A attached hereto, the shares subject to this Award Document vest and become non-forfeitable:

	[(i)	in three equal installments (subject to whole-share rounding), with one such installment vesting on each of the first three anniversaries of the Grant Date, or]

	[(ii)	to the extent sooner, upon a Change of Control.]

By your signature and the signature of the Company’s representative below, you and the Company agree that these shares of Common Stock are granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached Exhibit A.

PARTICIPANT	HARTE-HANKS, INC.

By:
[name]

Restricted Stock Award         [date]

EXHIBIT A

TERMS AND CONDITIONS OF THE

RESTRICTED STOCK AWARD

Payment for Shares.

No payment is required for the shares of Common Stock that you receive under this Award; provided, that to the extent required by applicable law, the Participant shall pay to the Company an amount equal to the par value of the Common Stock subject to this Award as a condition precedent to the issuance of the Common Stock to the Participant.

Vesting.

The shares of Common Stock that you receive under this Award will vest in accordance with the Vesting Schedule set forth in the Award Document, provided that you (i) are still a director or an employee of the Company at the time such Common Stock vests, or (ii) have retired from service to the Company in accordance with its applicable policies.  If your service to the Company terminates prior to the date the Common Stock vests for any reason other than your retirement in accordance with the Company’s applicable policies, all unvested shares of Common Stock shall be forfeited at the time of such termination.

Restricted Shares.

Shares of Common Stock that you receive under this Award (and any other securities issued in respect of such shares of Common Stock as a stock dividend, stock split or the like) will be considered “Restricted Shares” until they vest.  You may not sell, transfer, pledge or otherwise encumber or dispose of, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale of, any Restricted Shares.  Shares of Common Stock that vest in accordance with the Vesting Schedule set forth in the Award Document and this Exhibit A will no longer be considered Restricted Shares.

Stock Certificates.

Your Restricted Shares will be held for you by the Company in book entry form at its transfer agent until they vest, after which you may request transfer or issuance of a certificate.

Withholding Taxes.

No shares of Common Stock will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due (whether as a result of receipt of this Award or the vesting of the shares of Common Stock that you receive under this Award).  These arrangements may include withholding of shares of Common Stock that otherwise would be released to you when they vest.  The Fair Market Value of the Common Stock withheld (determined as of the date when the taxes otherwise would have been withheld in cash) will be applied as a credit against the taxes. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), the ultimate liability for all Tax Related Items is and remains your responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax Related Items in connection with the granting or vesting of the shares of Common Stock that you receive under this Award or the subsequent sale of any shares of such Common Stock and (b) does not commit to structure the Award to reduce or eliminate your liability for Tax Related Items.

Election Under Section 83(b).

You may, within 30 days following the execution and delivery of this Award Document, file with the Internal Revenue Service an election under §83(b) of the Internal Revenue Code. In the event you make such an election, you shall provide a copy of the election to the Company. You acknowledge that you are responsible for obtaining the advice of your own tax advisors with regard to the §83(b) election and that you are relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

[Clawback.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the Common Stock shall not be deemed fully earned or vested, even if distributed to you, if the Common Stock or any portion thereof is deemed incentive compensation and subject to recovery, or “clawback” by the Company pursuant to the provisions of Dodd-Frank and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”).  In addition, you hereby acknowledge that this Award Document and the Plan may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under Dodd-Frank and the Rules, or any other federal or stock exchange requirements,  including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback the Common Stock.]

[Protection of Goodwill.

You acknowledge that the Company is providing you with this Award in connection with and consideration for your promises and covenants contained herein.  Specifically, in consideration for the Award, which you acknowledge provides a material incentive for you to grow, develop and protect the goodwill and confidential and proprietary information of the Company, you agree that the Award (itself and in combination with any other awards made under the Plan) constitutes independent and sufficient consideration for all non-competition, non-solicitation and confidentiality covenants between you and the Company, and agree and acknowledge that you will fully abide by each of such covenants.  You further acknowledge that your promise to fully abide by each of the protective covenants referenced above is a material inducement for the Company to provide you with the Award.]

No Guarantee of Continued Service.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF COMMON STOCK PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE AWARD DOCUMENT IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR DIRECTOR AT THE WILL OF THE COMPANY, EXCEPT AS OTHERWISE PROVIDED HEREIN.  YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE AS AN EMPLOYEE OR DIRECTOR FOR ANY PERIOD AND WILL NOT INTERFERE IN ANY WAY WITH (I) YOUR RIGHTS TO TERMINATE YOUR RELATIONSHIP TO THE COMPANY OR (II) THE COMPANY’S RIGHT TO TERMINATE YOUR RELATIONSHIP WITH THE COMPANY FREE FROM ANY LIABILITY, OR ANY CLAIM UNDER THE PLAN, AT ANY TIME, WITH OR WITHOUT CAUSE.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.  This Award

Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent or as necessary to comply with applicable law or stock exchange rules.  This Award Document is governed by the internal substantive laws but not the choice of law rules of Delaware.

Severability.

The invalidity or unenforceability of any provision of the Plan or this Award Document will not affect the validity or enforceability of any other provision of the Plan or this Award Document, and each provision of the Plan and this Award Document will be severable and enforceable to the extent permitted by law.

Discretionary Nature of Plan.

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of shares of Common Stock in this Award Document does not create any contractual right or other right to receive any shares of Common Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your service as a director of the Company or your employment with the Company.

Counterparts.

This Award Document may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Document transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN.  YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.